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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 23, 2001 covering Stone Energy Corporation's consolidated financial statements included in the Company's Form 8-K dated September 19, 2001 and to all references to our Firm included in this registration statement. Our report dated February 23, 2001 included in the Company's Form 10-K for the year ended December 31, 2000 is no longer appropriate since restated financial statements have been presented giving effect to a business combination accounted for as a pooling-of-interests.


                                         /s/ ARTHUR ANDERSEN LLP


New Orleans, Louisiana
January 24, 2002